Exhibit 34.1.4

[Letterhead of Ernst and Young LLP]

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

HomeBanc Corp.

We have examined management’s assertion (except for Appendix C), included in the accompanying Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, that HomeBanc Mortgage Corporation (the Company), a wholly owned subsidiary of HomeBanc Corp., complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission’s Regulation AB for the residential mortgage loans servicing platform as of and for the year ended December 31, 2006, except for 1122 (d)(1)(iii), 1122 (d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report (See Appendix A). See Appendix B of management’s assertion for the asset-backed transaction covered by this platform. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria and as permitted by the Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that or examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

As described in management’s assertion, for servicing criteria 1122(d)(2)(i), the Company has engaged various vendors to perform the activities required by this servicing criteria. The Company has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Interpretation 17.06. As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to each vendor, The Company is solely responsible for determining that it meets the SEC requirements to apply

Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company’s eligibility to apply Interpretation 17.06.

Our examination disclosed the following material noncompliance with the servicing criteria 1122(d)(2)(vii) and 1122(d)(4)(viii), applicable to the Company during the year ended December 31, 2006. Certain reconciliations for asset-backed securities related bank accounts, including custodial accounts were not prepared in a timely manner (i.e., within 30 calendar days after the bank statement cutoff date), and certain delinquent loan follow up activities were not documented.

In our opinion, except for the material noncompliance described in the fourth paragraph, the Company complied, in all material respects, with the aforementioned servicing criteria as of and for the year ended December 31, 2006

/s/ Ernst & Young LLP_

Ernst & Young LLP

February 28, 2007

[Letterhead of HomeBanc Mortgage Corporation]

Assessment of Compliance with the Servicing Criteria

set forth in Item 1122(d) of Regulation AB

HomeBanc Mortgage Corporation (“HomeBanc”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12 month period ending December 31, 2006 (the “Reporting Period”), as set forth in Apendix A hereto. The transactions covered by this report include asset-backed securities transaction for which HomeBanc acted as servicer or subservicer involving first lien and second lien residential mortgage loans dated on or after January 1 2006 to and including December 31, 2006, specifically the asset-backed securities transactions set forth in Appendix B hereto (the “Platform”).

HomeBanc has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities as of and for the period ending December 31, 2006, and HomeBanc elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto.

HomeBanc has engaged certain other vendors (the “Other Vendors”) to perform specific activities as of and for the period ending December 31, 2006, and HomeBanc elects not to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Other Vendors’ activities as set forth in Exhibit A hereto.

Except as otherwise noted in Appendix A hereto, HomeBanc used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to HomeBanc based on the activities it performs, directly or through its Vendors and Other Vendors, with respect to the Platform.

HomeBanc has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing as of December 31, 2006, and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the period ending December 31, 2006, and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified and is not aware of any material instance of noncompliance by the Other Vendors with the applicable servicing criteria as of December 31, 2006, and for the

Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

A registered public accounting firm has issued an attestation report on HomeBanc’s assessment of compliance with applicable servicing criteria for the Reporting Period.

Each Other Vendor has issued an assessment of compliance with the applicable servicing criteria for the Reporting Period; and a registered public accounting firm has issued an attestation report on each Other Vendors’ assessment of compliance with the applicable servicing criteria for the Reporting Period.

Date: March 1, 2007

By: /s/ Debra F. Watkins_________

Name: Debra F. Watkins

Title: Executive Vice President and

Chief Capital Markets Officer

Appendix A- 1122 Servicing Criteria Table

Reg AB Reference	Servicing Criteria	Performed Directly by HomeBanc	Performed by Vendors	Performed by Other Vendors	Inapplicable Servicing Criteria	Material Non-Compliance
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X				None
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X				None
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X	X		None
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		Related to accounts maintained by the Servicer	Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	None

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	None
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	None
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	None
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	None
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Related to accounts maintained by the Servicer	Related to accounts maintained by the Servicer		None
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		Related to accounts maintained by the Servicer		Related to accounts maintained by the Servicer	Bank reconciliations were completed within 45 days of the bank statement cutoff date, the Freddie Mac standard. See Appendix C.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the indenture trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the related Servicer.

		Related to reports prepared by the Servicer	Related to reports prepared by the Master Servicer	None
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the related Servicer’s investor records, or such other number of days specified in the transaction agreements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Related to collateral held by the Servicer	Related to collaterall not held by the Servicer	None
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Related to documents held by the Servicer	Related to documents held by the Custodian	None

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Related to the activities of the Servicer	Related to the activities of the Master Servicer and/or Custodian	None
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the related Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X		None
1122(d)(4)(v)	The related Servicer’s records regarding the pool assets agree with the related Servicer’s records with respect to an obligor’s unpaid principal balance.	X		None
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		Related to the activities of the Servicer	Related to the activities of the Master Servicer	None
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		Related to the activities of the Servicer	Related to the activities of the Master Servicer	None
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X		Collection activities related to delinquent mortgage loans were not fully documented in the servicing system of record. See Appendiz C.
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X		None

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

		X			None
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

			X		None
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the related Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

			X		None
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

			X		None
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X			None
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X	N/A

Appendix B

Mortgage loans that are the subject of the following asset-backed securities transactions that occurred on or after January 1, 2006 to and including December 31, 2006

HomeBanc Mortgage Trust 2006-1

HomeBanc Mortgage Trust 2006-2

Bear Stearns ALT-A Trust 2006-1

Bear Stearns ALT-A Trust 2006-2

Bear Stearns ALT-A Trust 2006-3

Bear Stearns ALT-A Trust 2006-5

Bear Stearns ALT-A Trust 2006-7

Bear Stearns ARM Trust 2006-4

Bear Stearns Asset Backed Securities Trust 2006-SD4

Citigroup Mortgage Loan Trust 2006-AR6

Citigroup Mortgage Loan Trust 2006-AR7

SACO I Trust 2006-9

Appendix C

Bank Reconciliations:

Bank reconciliations were completed with in 45 days of bank statement cutoff date, consistent with Freddie Mac servicing standards. Bank reconciliation procedures have been modified; and reconciliations related to the Platform are now completed within 30 days of the bank statement cutoff date.

Collection Activities:

Collection activities related to delinquent mortgage loan were consistent with industry standards; however, such activities were not fully documented in the servicing system of record. These issues are primarily related to lack of notations to the servicing system of record for certain collection activities such as late payment notices and collection calls. Technology and process enhancements are expected to be implemented in the second quarter of 2007 that will correct these documentation deficiencies.